UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 22, 2007

THE RIDGEWOOD POWER GROWTH FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25935	22-3495594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This report amends and supplements Item 9.01 of the Current Report on Form 8-K filed by The Ridgewood Power Growth Fund (the “Fund”) with the Securities and Exchange Commission (the “SEC”) on February 28, 2007 to provide the unaudited pro forma financial information of the Fund required pursuant to Article 11 of Regulation S-X promulgated by the SEC ("Regulation S-X").

On February 22, 2007, Ridgewood UK, LLC (“RUK”), a Delaware limited liability company (owned 69.6% by Ridgewood Electric Power Trust V (“Trust V”) and 30.4% by the Fund) and Arbutus Energy Limited, a company incorporated in Jersey in the Channel Islands (“Arbutus Energy”), completed the sale (the “Sale”) to MEIF LG Energy Limited (the “Buyer”) of all of the issued and outstanding shares of CLPE Holdings Limited, a United Kingdom limited company, pursuant to a previously-announced agreement (the “Sale Agreement”), dated January 23, 2007, among RUK, Arbutus Energy, Ridgewood ROC 2003 LLC, Ridgewood ROC II 2003 LLC, Ridgewood ROC III 2003 LLC, Ridgewood ROC IV 2004 LLC, as sellers (collectively, the “Sellers”), and the Buyer, as the purchaser, subject to the terms and conditions set forth in the Sale Agreement and the Sellers Agreement among the Sellers and others dated January 23, 2007 (the “Sellers Agreement”).

      Copies of the Sale Agreement and the Sellers Agreement are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Fund with the SEC on January 29, 2007.

Item 9.01. Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

    The results of RUK are accounted for in the historical financial statements of the Fund using the equity method of accounting. Due to recorded losses of RUK, at December 31, 2006, the Fund’s recorded investment account for its investment in RUK was zero. For the year ended December 31, 2006, the Fund recorded an equity loss of $65,000 from its investment in RUK. As a result, the following adjustments would be required on a pro forma basis:

         Consolidated Balance Sheet at December 31, 2006:

Cash and cash equivalents would be increased by the cash received by the Fund of $15,674,000, which is net of transaction costs and amounts paid to Trust V, and includes cash received from RUK resulting from the termination of certain sharing arrangements, which occurred in connection with, and at the time of, the Sale. The increase in cash would also cause an equal increase to Shareholders' equity.

 Consolidated Results of Operations for the year ended December 31, 2006:

The Fund had historically recorded an equity loss from RUK of $65,000. This loss would be reversed, resulting in a pro forma net loss of $938,000 as compared to the historical reported net loss of $1,003,000.   Net income per Investor Share would increase from the historical reported loss of $1,509 per Investor Share to net loss of $1,411 per Investor Share, based on 658.1067 Investor Shares outstanding.

              The gain on Sale of this investment is not included in this discussion due to its non-recurring nature.

           The foregoing narrative description of the pro forma effects of the sale is being furnished in lieu of furnishing separate pro forma financial statements and accompanying explanatory notes pursuant to Article 11-02 (b)(l) of Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                         THE RIDGEWOOD POWER GROWTH FUND

Dated: January 23, 2008                                                            By: /s/ JEFFREY H. STRASBERG
                              Name:  Jeffrey H. Strasberg
                              Title:    Executive Vice President and
                                           Chief Financial Officer